EXHIBIT 23.1


Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-118323) pertaining to the Biomet, Inc. 401(k) Profit Sharing Plan of Biomet, Inc. of our report dated May 23, 2006, with respect to the financial statements and schedules of the Biomet, Inc. 401(k) Profit Sharing Plan included in this Annual Report (Form 11-K) for the period
June 1, 2005 through December 31, 2005.

                                                   /s/ Ernst & Young LLP
June 21, 2006
Indianapolis, Indiana